NSAR ITEM 77O

                               VKAC Comstock Fund
                               10f-3 Transactions



                                                                       Amount of shares                              Date of
Underwriting      # Underwriting            Purchased From             Purchased              % of Underwriting      Purchase


1                 Western Digital           Salomon Smith                1,280,000               0.113%                02/11/98
                                            Barney
2                 Equity Corporation        Merrill Lynch                  740,000               0.592%                02/19/98
                  International
3                 Whole Foods Market        BT Alex Brown                2,781,000               1.036%                02/25/98
4                 El Paso Energy            Donaldson, Lufkin               22,500               0.375%                03/12/98
                  Capital Trust             & Jenrette
5                 WinStar                   First Boston                    14,200               0.355%                03/12/98
                  Communications, Inc.
6                 Healthsouth               Salomon Smith                1,000,000               0.200%                03/17/98
                  Corporation               Barney
7                 Pride International,      Salomon Smith                1,877,000               0.367%                04/21/98
                  Inc.                      Barney
8                 Texas Industries          Merrill Lynch                   15,000               0.375%                06/02/98
9                 General Growth            Lehman Brothers                 17,600               0.147%                06/05/98
                  Properties, Inc.


Other Firms Participating in Underwriting:

Underwriting for #1
-------------------

Morgan Stanley Dean Witter

Underwriting for #2
-------------------

ABN AMRO Incorporated
Morgan Stanley & Co. Incorporated

Underwriting for #3
-------------------

Morgan Stanley Dean Witter

Underwriting for #5
-------------------

Salomon Smith Barney
Morgan Stanley Dean Witter
NationsBanc Montgomery Securities LLC

Underwriting for #6
-------------------

Bear, Stearns & Co. Inc.
Cowen & Company
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
PaineWebber Incorporated

Underwriting for #7
-------------------

Morgan Stanley & Co. Incorporated

Underwriting for #9
-------------------

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Prudential Securities Incorporated
SBC Warburg Dillon Read Inc.
UBS Securities LLC
BancAmerica Robertson Stephens
A.G. Edwards & Sons, Inc.
Everen Securities, Inc.
Advest, Inc.
Dain Rauscher Wessels
Fahnestock & Co. Inc.
Janney Montgomery Scott Inc.
Edward D. Jones & Co., LP
First of Michigan Corporation
Legg Mason Wood Walker, Incorporated
McDonald & Company Securities, Inc.
Piper Jaffray Inc.
Raymond James & Associates, Inc.
Stifel, Nicolaus & Company Incorporated
The Robinston-Humphrey Company, LLC
Sutro & Co. Incorporated
Tucker Anthony Incorporated
Wheat First Securities, Inc.